Exhibit 24
July 19, 2004


David M. Ratcliffe, Thomas A. Fanning, Tommy Chisholm and Wayne Boston


Dear Sirs:

         The Southern Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the registration of 300,000 additional shares of its common stock pursuant to and in accordance with the Outside Directors Stock Plan for The Southern Company and its Subsidiaries.

         The Southern Company and the undersigned directors and officers of The Southern Company, individually as a director and/or as an officer of The Southern Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing such registration statement or statements and appropriate amendment or amendments (including post-effective amendments) thereto.
                                             Yours very truly,

                                             THE SOUTHERN COMPANY


                                             By /s/David M. Ratcliffe
                                                 David M. Ratcliffe
                                              Chairman, President and
                                              Chief Executive Officer



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                                      - 2 -



________________________________                        /s/J. Neal Purcell
         Daniel P. Amos                                  J. Neal Purcell



       /s/Dorrit J. Bern                              /s/David M. Ratcliffe
         Dorrit J. Bern                                 David M. Ratcliffe



      /s/Francis S. Blake                              /s/Gerald J. St. Pe
        Francis S. Blake                                 Gerald J. St. Pe



      /s/Thomas F. Chapman                          /s/G. Edison Holland, Jr.
       Thomas F. Chapman                              G. Edison Holland, Jr.



       /s/Bruce S. Gordon                              /s/Thomas A. Fanning
        Bruce S. Gordon                                 Thomas A. Fanning



       /s/Donald M. James                               /s/Tommy Chisholm
        Donald M. James                                   Tommy Chisholm



        /s/Zack T. Pate                                 /s/W. Dean Hudson
          Zack T. Pate                                    W. Dean Hudson

Extract from minutes of meeting of the board of directors of The Southern
Company.

                             - - - - - - - - - - - -

          RESOLVED FURTHER: That for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission with respect to the issuance by the Company of additional shares of its common stock under the Outside Directors Stock Plan and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments), the Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to David M. Ratcliffe, Thomas A. Fanning, Tommy Chisholm and Wayne Boston;

                             - - - - - - - - - - - -

         The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on July 19, 2004, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated:  August 9, 2004                            THE SOUTHERN COMPANY


                                                  By /s/Tommy Chisholm
                                                      Tommy Chisholm
                                                        Secretary